Amendment No. 1 to Amended and Restated Agreement and
Declaration of Trust, dated May 6, 2010 and filed May 7,
2010 - Incorporated by reference to Exhibit (a)(2) to
Post-Effective Amendment No. 4 of the Registrant's
Registration Statement on Form N-1A (File Nos.
333-112207 and 811-21497), filed with the Securities and Exchange Commission on May 14, 2010.

Amendment No. 2 to Amended and Restated Agreement and
Declaration of Trust, filed June 17, 2010 - Incorporated by reference to Exhibit (a)(3) to Post-Effective
Amendment No. 5 of the Registrants Registration
Statement on Form N-1A (File Nos. 333-112207 and
811-21497), filed with the Securities and Exchange
Commission on June 17, 2010.